Exhibit 5.1

LEDGEWOOD, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
215-731-9450

November 30, 2012

The Bancorp, Inc.
409 Silverside Road
Wilmington, DE 19809

Ladies and Gentlemen:

                   We have acted as counsel for The Bancorp, Inc., a Delaware financial holding corporation (the “Company”), and its subsidiary with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

(1)  shares of the Company’s common stock, par value $1.00 (the "Common Shares");

(2)  shares of the Company’s preferred stock, par value $.01 (the "Preferred Shares");

(3)  debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities");

(4)  warrants (the “Warrants”) to purchase the Company’s Common Shares, Preferred Shares, Debt Securities or any combination of these securities;

(5)  units (the “Units) to purchase the Company’s Common Shares, Preferred Shares, Debt Securities or any combination of these securities; and

(6)  guarantees (the "Guarantees") of the Debt Securities by the Company’s subsidiary.

The Common Shares, Preferred Shares, Debt Securities, Warrants, Units and Guarantees are collectively referred to herein as the "Securities."  We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures”) filed as exhibits to the Registration Statement, the certificate of incorporation of the Company, as amended, filed with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law, the bylaws of the Company, certain resolutions adopted by the Board of Directors of the Company with respect to the Registration Statement, Prospectus and the offering of the Securities, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Company and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)  a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(iv)  a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(v)       any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Shares, when (i) the Company has taken all necessary action to approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (ii) the Common Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor or provided for therein, the Common Shares will be validly issued, fully paid and non-assessable.

(2) With respect to the Preferred Shares, when (i) the Company has taken all necessary action to approve the terms and the issuance of such Preferred Shares, the terms of the offering thereof and related matters and (ii) the Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration therefor or provided for therein, the Preferred Shares will be validly issued, fully paid and non-assessable.

(3) With respect to the Debt Securities and the Guarantees, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary company action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable Purchase Agreement approved by the Company upon payment of the consideration therefor or provided for therein, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms.

(4) With respect to the Warrants and any related warrant agreement (the “Warrant Agreement”), when (i) the Company has taken all necessary action to approve the issuance and terms of any such Warrant Agreement and the Warrants, the terms of the offering thereof and related matters; (ii) such Warrants, and any related Warrant Agreement, have been duly executed, authenticated, issued and delivered in accordance with the provisions thereof and the applicable definitive purchase, underwriting or similar agreement approved by the Company and (iii) any Securities issuable upon exercise of the Warrants, or into which such Securities may be converted, have been duly authorized for issuance, upon payment of the consideration therefor or provided for therein, such Warrants will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(5) With respect to the Units, when (i) the Company has taken all necessary actions to approve the issuance and terms of such Units and the Securities underlying such Units, the terms of the offering thereof and related matters, (ii) such Units, and any agreements related thereto, have been duly executed, authenticated, issued and delivered in accordance with the provisions thereof and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and (iii) any Securities issuable upon the conversation of the Securities underlying such Units, if applicable, have been duly authorized for issuance, upon payment of the consideration therefor or provided for therein, such Units will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, (ii) each person executing an Indenture, Supplemental Indenture, Warrant or agreements relating thereto will have the legal capacity and authority to do so; (iii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(3) This opinion is limited in all respects to federal laws, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD
a professional corporation